UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): May 3, 2025

EVOFEM BIOSCIENCES, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-36754	20-8527075
(State or other jurisdiction	(Commission	(I.R.S. Employer
of incorporation)	File Number)	Identification No.)

7770 Regents Road, Suite 113-618

San Diego, California 92122

(Address of principal executive offices)

(858) 550-1900

(Registrant’s telephone number, including area code)

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the Registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a -12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d -2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e -4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of exchange on which registered
Common stock, par value $0.0001 per share	EVFM	OTCPK

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter). Emerging Growth Company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01. Entry into a Material Definitive Agreement.

Amendment to Development and Supply Agreement

On May 3, 2025, Evofem Biosciences, Inc. (the “Company”) entered into the First Amendment to Development and Supply Agreement (the “Amendment”) on behalf of itself and its wholly owned subsidiaries Evofem Biosciences Operations, Inc. and Evofem, Inc. (“Licensor”), and Pharma 1 Drug Store L.L.C., a United Arab Emirates limited liability company (“Licensee”). The Amendment amends the terms of the Development and Supply Agreement by and between the Company Licensee dated July 17, 2024 (the “License Agreement”), as previously disclosed on the Current Report on Form 8-K filed by the Company on July 23, 2024.

Under the License Agreement, Licensor agreed to sell to Licensee, Licensed Product in package quantities of 12 applicators. Under the terms of the Amendment, the parties wish to add an additional 3-applicator package size of the Licensed Product to be sold by Licensor on the terms and conditions contained in the Amendment.

Item 1.01 of this Current Report on Form 8-K contains only a brief description of the material terms of the Amendment and does not purport to be a complete description of such. Such description is qualified in its entirety by reference to the full text of the Amendment which is attached as Exhibit 10.1 to this Current Report on Form 8-K.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description
10.1*	First Amendment to Development and Supply Agreement dated May 3, 2025
104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

* Furnished herewith.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

EVOFEM BIOSCIENCES, INC.

Dated: May 8, 2025	By:	/s/ Saundra Pelletier
Saundra Pelletier
Chief Executive Officer